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                                                                EXHIBIT 99(i)(2)

                               The Law Offices of
                   HOWARD RICE NEMEROVSKI CANADY FALK & RABKIN
                           A Professional Corporation

                       Three Embarcadero Center, 7th Floor
                      San Francisco, California 94111-4065
                             Telephone 415-434-1600



October 21, 1999



Kelmoore Strategic Trust
2471 East Bayshore Road, Suite 501
Palo Alto, CA  94303

      Re:     Kelmoore Strategic Trust (the "Trust")/N-1A Registration Statement

Ladies and Gentlemen:

               We hereby consent to the incorporation by reference into Post-Effective Amendment No. 2 to the Trust's registration statement on Form N-1A of our opinion dated March 30, 1999 from Pre-Effective Amendment No. 2 to the Trust's registration statement filed with the Securities and Exchange Commission on April 6, 1999. We further consent to the use of our name under the heading "Counsel" in the prospectus and "Other Services-Legal Counsel" in the statement of additional information constituting part of the registration statement.

                                               Very truly yours,

                                               HOWARD, RICE, NEMEROVSKI, CANADY,
                                                  FALK & RABKIN
                                               A Professional Corporation



                                               By:  /s/ Andre W. Brewster
                                                        ----------------------
                                                        Andre W. Brewster
                                                        On behalf of the Firm